UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2016

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245

(Address of principal executive office) (Zip Code)

(310) 598-3173

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2016, Landmark Infrastructure Partners LP, a Delaware limited partnership (the “Partnership”), Landmark Infrastructure Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and Landmark Infrastructure Operating Company LLC, a Delaware limited liability company, entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters set forth in Schedule I to the Underwriting Agreement (the “Underwriters”), relating to the public offering and sale (the “Offering”) by the Partnership of 3,000,000 Common Units (the “Common Units”) representing limited partner interests in the Partnership at a price to the public of $16.30 per unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters a 30-day option to purchase up to an additional 450,000 Common Units (the “Option Units”) from the Partnership. On October 17, 2016, the Underwriters exercised in full their option to purchase the Option Units.

The Offering closed on October 19, 2016, and the Partnership received net proceeds from the Offering of approximately $53.3 million (after deducting estimated underwriting discounts, fees and offering expenses) and intends to use the proceeds to fund a portion of the purchase price for the previously announced acquisition by the Partnership of 100% of the equity interests in certain entities that own approximately 4,000 acres of land in California from Recurrent Energy Landco LLC, a subsidiary of Canadian Solar Inc. (the “Recurrent Transaction”). Until the Partnership applies the net proceeds for the purposes described above, it may repay indebtedness under its revolving credit facility or invest the proceeds in short-term liquid investments. If the Recurrent Transaction is not consummated, the Partnership intends to use the net proceeds to repay borrowings outstanding under its revolving credit facility.

The issuance of the Common Units was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-208316), filed on December 3, 2015, and declared effective by the Securities and Exchange Commission (the “Commission”) on December 30, 2015, and a Prospectus Supplement, filed with the Commission on October 17, 2016.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and the General Partner, and customary conditions to closing, indemnification obligations of the Partnership, the General Partner and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein. The Underwriters and their affiliates have performed investment and commercial banking and advisory services for the Partnership and its affiliates from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of their business. Because affiliates of Raymond James & Associates, Inc. and RBC Capital Markets, LLC are lenders under the Partnership’s revolving credit facility, these Underwriters or their affiliates may receive a portion of the net proceeds from this offering (not including underwriting discounts and commissions) pursuant to the repayment of indebtedness thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
1.1

Underwriting Agreement dated October 14, 2016 among Landmark Infrastructure Partners LP, Landmark Infrastructure Partners GP LLC, Landmark Infrastructure Operating Company LLC and Raymond James & Associates, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters set forth in Schedule I thereto.

5.1	Opinion of Latham & Watkins LLP regarding legality of the Common Units.
8.1	Opinion of Latham & Watkins LLP regarding tax matters.
23.1	Consent of Latham & Watkins LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC, its general partner

Dated: October 19, 2016	By:	/s/ George P. Doyle
		Name:	George P. Doyle
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
1.1

Underwriting Agreement dated October 14, 2016 among Landmark Infrastructure Partners LP, Landmark Infrastructure Partners GP LLC, Landmark Infrastructure Operating Company LLC and Raymond James & Associates, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters set forth in Schedule I thereto.

5.1	Opinion of Latham & Watkins LLP regarding legality of the Common Units.
8.1	Opinion of Latham & Watkins LLP regarding tax matters.
23.1	Consent of Latham & Watkins LLP (included in its opinions filed as Exhibits 5.1 and 8.1).